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                                                                    EXHIBIT 99.1

              February 5, 2003

              SUNGARD:                                    HTE:
              Madeline Hopkins                            Sue Falotico
              (610) 341-4357                             (407) 304-3235


                             SUNGARD TO ACQUIRE HTE

         Leading Provider of Integrated Software Solutions for the Public Sector Expands SunGard Offerings

Wayne, PA - SunGard Data Systems Inc. (NYSE:SDS) and HTE Inc. (Nasdaq:HTEI) announced today that they have reached a definitive agreement for the acquisition by SunGard of all the shares of HTE for $7.00 per share in cash. Based on HTE's estimated 17.3 million fully diluted common shares outstanding, the transaction has an aggregate value of approximately $121 million. The board of directors of each company has approved the transaction. The acquisition is not expected to have a material impact on SunGard's financial results.

Under the terms of the definitive agreement, a wholly owned subsidiary of SunGard will commence a cash tender offer to acquire all of HTE's outstanding shares at a price of $7.00 per share. Following successful completion of the tender offer, any remaining shares of HTE will be acquired in a cash merger at the same price. HTE will be an operating unit within SunGard Public Sector and Non-Profit Systems, a SunGard operating group, and will continue to be led by Joseph Loughry, HTE's president and chief executive officer.

HTE, a proven leader in government information technologies, provides a broad range of innovative software solutions to more than 2,200 government offices, agencies and utility companies throughout North America. HTE's products offer a broad array of solutions to local government agencies, including financial management, land development management, and public safety and justice. With approximately $70 million in calendar 2002 revenues, HTE is one of the largest independent providers of IT solutions to local governments.

"The HTE team is to be congratulated for building a consistently profitable, industry-leading provider of information technology solutions to local governments," said Bernard Markey, HTE's chairman of the board. "Having achieved this position, the board of directors undertook a strategic planning process to determine the best future path for the company's shareholders, employees and customers. As a result of this process, the board, working with its financial advisors, determined that a cash merger with SunGard is in the best interest of HTE's shareholders."

Mr. Loughry said, "We believe that our customers also will benefit from this transaction. As we become a strategic part of SunGard Public Sector and Non-Profit Systems, customers can count on our sustaining the same service level standards we've achieved in the past few years, while we also should be able to introduce enhancements to our product lines more quickly." Mr. Loughry continued, "For


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HTE's employees, whose dedicated efforts over the years have made us an industry leader, combining with SunGard's public sector business should enhance their career opportunities while allowing HTE to continue its mission of "Helping Government Work Better(TM)."

Robert Clarke, group chief executive officer of SunGard Public Sector and Non-Profit Systems, said, "The acquisition of HTE is an important opportunity to combine with our business a company that shares our objectives of product excellence and high customer service. HTE has a great reputation in the public sector industry for public safety and justice as well as for financial management applications. Adding HTE to our other Public Sector operating units will give SunGard a comprehensive array of products and services for the entire public sector."

The consummation of the transaction is subject to customary conditions, including the tender of at least a majority of the outstanding shares of HTE in the tender offer and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Assuming satisfactory results of the tender offer, it is estimated that the transaction will be completed in the first quarter of 2003.

Certain shareholders of HTE holding in the aggregate stock representing approximately 49.6% of the total outstanding shares have entered into a definitive agreement with SunGard in which they have agreed to tender their shares.

                               NOTICE TO INVESTORS

This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of HTE common stock described in this announcement has not commenced. At the time the offer is commenced, SunGard's subsidiary will file a tender offer statement with the Securities and Exchange Commission, and HTE will file a solicitation and recommendation statement with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to HTE's security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the Securities and Exchange Commission) will be available at no charge on the Securities and Exchange Commission's Website at www.sec.gov.

ABOUT HTE

HTE has become a proven leader in government information technologies by providing innovative software solutions that perform reliably for more than 2,200 government offices, agencies and utility companies throughout North America. HTE focuses on "Helping Government Work Better(TM)." The company's products address the wireless computing requirements of a rapidly changing public sector market and support the end-to-end delivery of e-government access to citizens and businesses. Founded in 1981, HTE is headquartered near Orlando, Florida. Additional information is available at www.hteinc.com.

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"SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business and general economic conditions; competitive factors, such as pricing, new products and marketing efforts of rival companies; the timing and

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magnitude of software sales; customer acceptance of new or enhanced product offerings; integration of new technologies; delays in product delivery; the ability to recruit and retain qualified personnel; and other factors discussed from time to time in reports filed by HTE with the Securities and Exchange Commission, including risks summarized in HTE's latest Annual Report on Form 10-K. HTE undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.
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ABOUT SUNGARD PUBLIC SECTOR AND NON-PROFIT SYSTEMS

SunGard Public Sector and Non-Profit Systems offers enterprise-wide administrative systems designed for public sector and non-profit institutions. These systems include solutions for accounting, personnel, utility billing, land management, student administration, fundraising, and grant and project management. Institutions served by SunGard include local governments, special districts, universities and colleges, schools and not-for-profit organizations such as associations, hospitals and charitable trusts. SunGard Public Sector and Non-Profit Systems is comprised of SunGard Bi-Tech, Chico, CA; SunGard Pentamation, Bethlehem, PA; and SunGard BSR, Waltham, MA.

ABOUT SUNGARD

SunGard is a global leader in integrated IT solutions for financial services. SunGard is also the pioneer and leading provider of information availability services. SunGard serves more than 20,000 clients in over 50 countries, including 47 of the world's 50 largest financial services institutions. SunGard (NYSE:SDS) is a member of the S&P 500 and has annual revenues of $2 billion. Visit SunGard at www.sungard.com.

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 "SAFE HARBOR" STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements about the expected effects on SunGard of the acquisition of HTE, statements about the expected timing and scope of the acquisition, and all other statements in this release other than historical facts are forward-looking statements. Forward-looking statements include information about possible or assumed future financial results and usually contain words such as "believes," "intends," "expects," "anticipates," or similar expressions. These statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from expected results due to a variety of factors, including but not limited to, the satisfaction of the conditions to closing of the offer, and SunGard's ability to successfully integrate HTE's operations and employees, as well as the additional factors discussed below and in SunGard's annual report on Form 10-K for the year ended December 31, 2001.

SunGard derives most of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While SunGard believes that its assumptions are reasonable, it cautions that there are inherent difficulties in predicting certain important factors, such as: the effect of the slowdown in the domestic and global economies on information technology spending levels and processing revenues; the ramifications of the events of September 11, 2001; the timing and magnitude of software sales; the timing and scope of technological advances, including those resulting in more alternatives for high-availability services; the integration and performance of acquired businesses, including the availability services businesses of Comdisco, Inc., acquired on November 15, 2001, and of Guardian iT plc, acquired on July 1, 2002; the prospects for future acquisitions; the ability to attract and retain customers and key personnel; and the overall condition of the financial services industry. SunGard may not be able to complete the HTE acquisition on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain either regulatory approval or sufficient acceptances of SunGard's offer by HTE's shareholders. The factors described in this paragraph and other factors that may affect SunGard or its ability to complete acquisitions and realize the expected benefits of acquisitions, as and when applicable, are discussed in SunGard's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2001, a copy of which may be obtained from SunGard without charge.
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